Exhibit 32.2


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
     906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aearo Company I (the 'Company'), onForm 10-Q for the period ended December 31, 2004, as filed with theSecurities and Exchange Commission on the date hereof (the 'Report'), I, Jeffrey S. Kulka, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                     /s/ Jeffrey S. Kulka
                                                     Jeffrey S. Kulka
                                                     Senior Vice President,
                                                     Chief Financial Officer
                                                     and Secretary
February 14, 2005

A signed written statement required by Section 906 has been provided to Aearo Company I and will be retained by Aearo Company I and furnished to the Securities and Exchange Commission and its staff upon request.